EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2010, relating to the financial statements and financial statement schedule of The Timberland Company, and the effectiveness of The Timberland Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
August 6, 2010